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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                   FORM 8-K


                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                 June 15, 1998
               Date of Report (Date of earliest event reported)



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                            WASTE MANAGEMENT, INC.
                 (Exact name of registrant as specified in its
                                   charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)


           1-7327                                      36-2660763
  (Commission File Number)                 (IRS Employer Identification No.)

              3003 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS          60523
               (Address of principal executive offices)         (Zip code)


                                (630) 572-8800
                (Registrant's telephone number, including area code)

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Item 5.   Other Events.

          On June 15, 1998, the registrant issued a press release stating that the price to the public for its previously announced offering of 20 million shares of common stock will be $31.3125 per share. Net proceeds to the registrant, reflecting a 3% underwriting discount and expenses of the offering payable by the registrant estimated at $425,000, will be approximately $607 million and will be used for repayment of borrowings under the registrant's bank credit facility and repayment of commercial paper. A copy of the press release is filed herewith as an exhibit and incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          No financial statements or pro forma financial information are required to be filed as a part of this report. The exhibit filed as part of this report is listed in the Exhibit Index hereto.

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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       WASTE MANAGEMENT, INC.



                                       By:  /s/ Donald R. Chappel
                                            ---------------------
                                            Donald R. Chappel
                                            Vice President and Acting Chief
                                            Financial Officer

Dated: June 15, 1998



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                             WASTE MANAGEMENT, INC.

                                 EXHIBIT INDEX

                       Number and Description of Exhibit*

1   None

2   None

4   None

16  None

17  None

20  None

23  None

24  None

27  None

99  News Release dated June 15, 1998 issued by Waste Management, Inc.


*Exhibits not listed are inapplicable.

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